                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                   Date of report (Date of
                   earliest event reported)            November 25, 1998


                                 TV FILME, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                0-28670                  98-0160214
             (State or Other         (Commission            (IRS Employer
             Jurisdiction            File Number)     Identification No.)
             of Incorporation)




                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                          Ed. Executive Tower, Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
         (Address of Principal Executive Offices, Including Zip Code)

    Registrant's telephone number, including area code: 011-55-61-314-9908


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages

ITEM 5.  OTHER EVENTS.

            On November 25, 1998, TV Filme, Inc. (the "Company") announced its intention to purchase all of the Company's 12-7/8% Senior Notes due 2004 (the "Notes") in a tender offer and to seek the amendment of certain of the covenants in the indenture relating to the Notes through a solicitation of consents from holders of the Notes. In addition, the Company also announced that the Company had received notice from the Nasdaq Stock Market that it had determined that delisting of the Company's common stock was appropriate as a result of the Company's inability to satisfy Nasdaq maintenance standards.

            A copy of the Company's press release, dated November 25, 1998, is attached hereto as Exhibit 99.

ITEM 7.     Financial   Statements,   Pro  Forma  Financial   Information  and
            Exhibits.

            (a)   Financial Statements of Businesses Acquired.

                            Not Applicable.

            (b)   Pro Forma Financial Information.

                            Not Applicable.

            (c)   Exhibits.

                      The following exhibit is filed with this Report.

EXHIBIT NO.       DESCRIPTION

99                Press Release of the Company, dated November 25, 1998.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TV FILME, INC.



Date:  November 25, 1998      By: /S/ CARLOS ANDRE STUDART LINS DE ALBUQUERQUE
                                  ----------------------------------------------
                                  Name: Carlos Andre Studart Lins de Albuquerque
                                  Title:   President and Chief Operating Officer

                                  EXHIBIT LIST

EXHIBIT NO.       DESCRIPTION

99                Press Release of the Company, dated November 25, 1998.